UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2012

SPECTRUMDNA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-148883

Delaware	20-4880377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 682798 Park City, Utah	84068
(Address of principal executive offices)	(Zip Code)

Registrant’s  telephone number, including area code:    (435) 658-1349

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 5, 2012, SpectrumDNA, Inc. (referred to herein as the “Company”, “we”, “us” and “our”) filed a Current Report on Form 8-K, reporting that on February 29, 2012 the Company, SpectrumDNA Studios, Inc., the Company’s wholly-owned subsidiary (the “Subsidiary”), James Banister (“Banister”), Parrish Ketchmark (“Ketchmark”), and Kaye Cooper Fiore Kay & Rosenberg, LLP as Escrow Agent, entered into an escrow agreement (the “Escrow Agreement”) pursuant to which the parties have agreed to enter into a transaction whereby (i) the Company will redeem from Banister 30,615,000 shares of the common stock of the Company and warrants to acquire 148,586 shares of common stock (collectively referred to as “Banister’s Equity Securities”), in consideration for the transfer to Banister of certain intellectual property owned by the Company and the Subsidiary (the “Assignment of Property”) and a payment of $7,500, (ii) the Board of Directors of the Company will appoint Ketchmark as President and Chief Executive Officer and a director of the Company, and (iii) Banister will resign as a director of the Company.

On April 16, 2012 (the “Closing Date”), we completed the transactions contemplated by the Escrow Agreement and entered into the agreements set forth below (the “Closing”).

Redemption Agreement

On April 16, 2012, the Company and Banister entered into a redemption agreement (the “Redemption Agreement”) pursuant to which the Company at Closing redeemed Banister’s Equity Securities and paid Banister the sum of $7,500 and completed the Assignment of Property (as described below).   In connection therewith, Banister granted Ketchmark a proxy to vote in favor of the Assignment of Property Agreement.

Assignment of Property Agreement

On April 16, 2012, the Company, the Subsidiary and Banister entered into an Assignment of Property Agreement pursuant to which the Company and the Subsidiary transferred to Banister at the Closing all of the Company’s and the Subsidiary’s right, title and interest in and to certain Enginet web properties, including without limitation all source codes, documentation, related URLs, intellectual property rights and other related rights thereto (the “Transferred Property”).   Such Transferred Property included all assets associated with the Addictionary property, certain other specifically named ideas, various domain names and all assets associated with Sproutlets and Sproutlets, Inc.

Other than in respect of the aforesaid agreements and except as otherwise described elsewhere in this report and in previously filed reports with the Securities and Exchange Commission with respect to the relationship between the Company and any of the other parties, there is no material relationship between the Company and its affiliates and each of the parties to the aforesaid agreements.

The foregoing descriptions of the Redemption Agreement and the Assignment of Property Agreement are qualified in their entirety by the full text of such documents which are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated by reference into this Item 1.01.

Item 2.01  Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this report for information on the Assignment of Property Agreement for information on the transfer of certain intellectual property to Banister.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Escrow Agreement, the Company agreed with the assistance of Ketchmark to undertake a private offering of its securities in order to raise approximately $50,000 as soon as possible for the purpose of financing the Company’s participation in the transactions contemplated by the Escrow Agreement, providing working capital for the Company’s operating costs and extinguishing certain of its liabilities.

On April 16, 2012, and immediately prior to the Closing, the Company sold in a private offering with three investors (namely, Parrish Ketchmark, Babak Bobby Bahram and Meredith Suites, LLC), a total of 20,000,000 units (the “Units”), at a purchase price of $0.0025 per Unit, for total proceeds of $50,000, with each Unit consisting of one share of common stock of the Company, and one warrant, wherein each warrant will entitle the holder to purchase at any time beginning from the date of issuance through five years thereafter one share of common stock at an exercise price, payable in cash, of $0.01 per share.   In connection with such investment, Babak Bobby Bahram and Meredith Suites, LLC granted Ketchmark a proxy to vote their shares in favor of the Assignment of Property Agreement as described under Item 1.01.

As a result of the foregoing, and taking into account the redemption of Banister’s Equity Securities as described under Item 1.01, there are currently 59,281,237 shares of common stock issued and outstanding, of which Parrish Ketchmark owns 6,666,400 shares,  Babak Bobby Bahram owns 6,666,800 shares and Meredith Suites, LLC owns 6,666,800 shares.

The sale of the Units and the securities contained therein were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the securities and had the ability to bear the economic risks of the investment, and that they had adequate access to information about the Company.

Item 5.01  Changes in Control of Registrant.

See Item 5.02 of this report for information on the resignation of James Banister as the Company’s sole director and appointment of Parrish Ketchmark as President, Chief Executive Officer and director of the Company.  As a result, a change in control has occurred, due to the resignation of Banister and appointment of Ketchmark as President, Chief Executive Officer and sole director.  In addition, see Item 3.02 for information on the private offering completed on the Closing Date pursuant to which such three investors, which include Ketchmark, now own an aggregate of 20,000,000 shares of common stock or an aggregate of 33.7% of the currently issued and outstanding shares of common stock of the Company.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 16, 2012, and in accordance with the terms of the Escrow Agreement, James Banister, the Company’s sole director, resigned as a director of the Company, and appointed Parrish Ketchmark as President, Chief Executive Officer and director of the Company effective as of the Closing Date.

In connection therewith, Banister and the Company also entered into an Agreement for Separation and Release (the “Release Agreement”) whereby, among other things, the parties agreed that neither party shall have any further responsibility or liability with respect to Banister’s previous employment with the Company including but not limited to Banister’s right to receive any further compensation from the Company, and Banister acknowledged that the benefits and payments provided for in the transactions completed on the Closing Date constitute adequate consideration for the covenants, waiver and release set forth in the Release Agreement.

The foregoing description of the Release Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.3 to this report and incorporated by reference into this Item 5.02.

Parrish B. Ketchmark, age 46, is one of five founding members of RTP Capital Associates, an angel investment network, serving as President and a Director from January 2010 through December 2011.  In addition, Mr. Ketchmark serves as Chairman and CEO of Parrish Brian Partners, Inc., a seed and early stage investment firm that he started in 1997, which seeks to foster the development and growth of start-up technology and execution driven businesses, and includes an investment portfolio of both actively managed and passive investments in both public and private equity.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Ketchmark and any other person pursuant to which Ketchmark was selected as a director or officer, as the case may be, and there have not been any past transactions, nor are there any currently proposed transactions, between the Company or any of its subsidiaries, on the one hand, and Ketchmark, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

See Item 1.01 of this report for information on the transfer of certain intellectual property to Banister pursuant to the Assignment of Property Agreement.

The execution, delivery and performance of the Assignment of Property Agreement was approved by the Board of Directors and by the holders of shares representing a majority of our voting securities which holders gave their written consent to such action as of April 16, 2012.  On April 16, 2012, and immediately prior to the redemption of Banister’s Equity Securities, there were 89,896,237 shares of common stock issued and outstanding.  We received written consents from shareholders entitled to 50,615,000 votes (approximately 56.3% of the voting power of our shareholders as of such date and prior to the Closing).  Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Redemption Agreement dated as of April 16, 2012 between SpectrumDNA, Inc. and James Banister

10.2	Assignment of Property Agreement dated as of April 16, 2012 between SpectrumDNA, Inc. and SpectrumDNA Studios, Inc., and James Banister

10.3	Agreement for Separation and Release dated as of April 5, 2012 between James Banister and SpectrumDNA, Inc., and SpectrumDNA Studios, Inc.

10.4	Escrow Agreement dated as of February 29, 2012 among SpectrumDNA, Inc., SpectrumDNA Studios, Inc., James Banister, Parrish Ketchmark and Kaye Cooper Fiore Kay & Rosenberg, LLP, as escrow agent

10.5	Closing Agreement dated April 16, 2012 among SpectrumDNA, Inc., SpectrumDNA Studios, Inc., James Banister, Parrish Ketchmark and Kaye Cooper Fiore Kay & Rosenberg, LLP, as escrow agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUMDNA, INC. (Registrant)

Dated: April 19, 2012	By:	/s/ Parrish B. Ketchmark
Parrish B. Ketchmark,
President and Chief Executive Officer